SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.

During September 2015, Dycom Industries, Inc. ("Dycom" or the "Company") issued $485 million principal amount of 0.75% convertible senior notes due 2021 (the "Notes") in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1934, as amended. In connection with the offering, the Company entered into convertible note hedge transactions with certain counterparties and, separately, warrant transactions with the same counterparties. The Company used a portion of the proceeds of the offering to redeem the outstanding 7.125% senior subordinated notes due 2021 (the "7.125% Notes") of Dycom Investments, Inc., a wholly owned subsidiary of the Company ("Dycom Investments"), and to satisfy and discharge the indenture under which the subordinated notes were issued. The Company is furnishing the following information describing how the transactions will be accounted for in accordance with accounting principles generally accepted in the United States of America ("GAAP") and the Company's expectations for Non-GAAP presentation of certain items. For information related to the transactions, see the Company's Form 8-Ks filed with the Securities and Exchange Commission ("SEC") on September 15, 2015 and September 17, 2015. The amounts set forth below have not been audited.

Convertible Senior Notes due 2021

The Notes bear interest of 0.75% per annum, except in certain circumstances, and mature on September 15, 2021 unless earlier converted by the holder or purchased by the Company. The initial conversion rate applicable to the Notes is 10.3211 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $96.89 per share.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 470, Debt ("ASC Topic 470"), the liability and equity components of the convertible notes are accounted for separately. The carrying amount of the liability component is calculated by measuring the fair value of a similar instrument that does not have an associated convertible feature using an indicative market interest rate ("Comparable Yield"). The difference between the principal amount of the Notes and the carrying amount represents a debt discount. In addition, the equity component represents the difference between the principal amount of the Notes at issuance and the fair value of the liability component of the Notes at issuance. Based on an estimated Comparable Yield of 5.50% at the issuance date, the related liability and equity components for the Notes were as follows at issuance (dollars in thousands):

Liability component
Principal	$485,000
Less: Debt discount	(116,388)
Net carrying amount of Notes (a)	$368,612

Equity component (a)	$116,388

(a)
To account for debt issuance costs related to the Notes, an estimated $10.1 million in deferred financing fees paid to the initial purchasers of the Notes will be netted against the carrying amount of the Notes on the Company's consolidated balance sheets. Additionally, approximately $3.6 million of issuance costs attributable to the equity component will be netted against the equity component in stockholders' equity on the consolidated balance sheets and approximately $1.4 million related to third party debt issuance costs will be included in other assets on the consolidated balance sheets.

Total interest expense related to the Notes will include (i) amounts payable in cash that will accrue at a rate of 0.75% per annum based on the outstanding principal amount of the Notes, (ii) amortization of debt discount, and (iii) amortization of deferred financing fees. The Company will no longer incur interest expense related to the 7.125% Notes subsequent to the quarter ended October 24, 2015.

The debt discount of $116.4 million will be amortized to interest expense using the effective interest method and the Comparable Yield over the term of the Notes. The amortization of the debt discount will not require the payment of cash during the period incurred. However, in accordance with ASC Topic 470, the amortization will be recognized as interest expense. The following table reflects the estimated carrying value of the Notes and the related amortization of the debt discount over the term of the Notes, excluding any amortization of debt issuance costs:

	Liability Portion of Notes - As of End of Period(a)	Amortization of Debt Discount Expected to be Recognized as Interest Expense During the Period Presented(a)
	(Dollars in thousands)
Fiscal 2016
Quarter ended October 24, 2015 (Q1-2016)	$370,392	$1,780
Quarter ended January 23, 2016 (Q2-2016)	$374,540	$4,148
Quarter ended April 23, 2016 (Q3-2016)	$378,731	$4,191
Quarter ended July 30, 2016 (Q4-2016)	$383,321	$4,590
Fiscal 2016	$383,321	$14,709
Fiscal 2017	$400,931	$17,610
Fiscal 2018	$419,523	$18,592
Fiscal 2019	$439,152	$19,629
Fiscal 2020	$459,875	$20,723
Fiscal 2021	$482,164	$22,289
On maturity (Q1-2022)	$485,000	$2,836

(a)
The Company's fiscal year ends on the last Saturday in July. As a result, each fiscal year consists of either fifty-two weeks or fifty-three weeks of operations (with an additional week of operations occurring in the fourth quarter). Fiscal 2016 and fiscal 2021 will consist of fifty-three weeks of operations and fiscal 2017 through fiscal 2020 will consist of fifty-two weeks of operations.

7.125% Senior Subordinated Notes

On September 15, 2015, the Company issued a notice under the indenture to redeem all of the 7.125% Notes that remain outstanding on October 15, 2015 (the "Redemption Date"). The Company used a portion of the proceeds of the Notes offering to satisfy and discharge the indenture governing the 7.125% Notes. In connection with the redemption, the Company will incur a pre-tax charge during its first quarter of fiscal 2016 for early extinguishment of debt of approximately $16.3 million. This charge is comprised of (i) approximately $4.9 million for the present value of the interest payments for the period from the Redemption Date through January 15, 2016, (ii) approximately $6.5 million for the excess of the present value of the redemption price over the carrying value of the 7.125% Notes, and (iii) approximately $4.9 million for the write-off of deferred financing charges related to the fees incurred on the 7.125% Notes issuance.

Convertible Bond Hedge and Warrant Transactions

In connection with the offering of the Notes, the Company entered into convertible note hedge transactions with counterparties for the purpose of reducing the potential dilution to common stockholders and/or offsetting potential cash payments in excess of the principal amount of the Notes. In the event that shares or cash are deliverable to holders of the Notes upon conversion at limits defined in the indenture, counterparties to the convertible bond hedge will be required to deliver shares or pay cash to the Company in a similar amount as the value that the Company delivers to the holders of the Notes. As a result, the convertible bond hedge is intended to offset potential dilution from the Notes.

The Company has also entered into separately negotiated transactions for the sale of warrants to purchase up to a specified number of shares of Dycom's common stock with the same counterparties as the convertible hedge transactions. The initial strike price under the warrants is $130.43 per share ("Warrant Transaction Price"), representing a premium of 75.0% above the closing price of Dycom's common stock on September 9, 2015, the date that Dycom and the counterparties entered into the warrant transactions. As a result, the warrants will not have a dilutive effect on the Company's earnings per share dilutive share count unless the Company's stock price exceeds $130.43 per share. The Company expects to settle the warrant transactions on a net share basis.

The total cost of the convertible bond hedge was $115.8 million and the Company received $74.7 million in cash proceeds from the sale of the warrants. In accordance with GAAP, the convertible bond hedge and warrants are recorded in stockholders' equity, and are not expected to be remeasured in subsequent reporting periods.

Under GAAP, the Notes and warrants will be included in the calculation of diluted earnings per share if their inclusion is dilutive under the treasury stock method. The Notes will become dilutive in the calculation if the Company's quarterly average share price exceeds the conversion price of $96.89 per share. The warrants will become dilutive in the calculation if the Company's quarterly average share price exceeds the Warrant Transaction Price of $130.43 per share. Although the convertible bond hedge is intended to offset the economic dilution that would occur on the conversion of the Notes, it is considered anti-dilutive. Accordingly, for GAAP purposes the potential shares that may be received by the Company under the convertible bond hedge are excluded from the calculation of dilutive shares.

Management believes that the calculation of Non-GAAP diluted shares to reflect the convertible bond hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversions of the Notes. Accordingly, for Non-GAAP dilutive earnings per share calculations, the Company expects to present results per share that include the anti-dilutive effect of the convertible bond hedge, if applicable. The following table illustrates the potential GAAP and Non-GAAP dilution of the aforementioned transactions at certain stock prices (shares in thousands):

Example at specified Dycom stock prices:	Below $96.89 (Noteholder conversion price)(a)	$113.66 (Midpoint of $96.89 - $130.43)(b)	$130.43 (Warrant Transaction Price)(b)	$149.06 (Example above Warrant Transaction Price of $130.43)(c)
Percentage above closing stock price of $74.53 on September 9, 2015	30%	52.5%	75%	100%

GAAP dilution from the transactions
Notes	—	739	1,287	1,752
Warrants	—	—	—	626
Total GAAP dilution from the transactions	—	739	1,287	2,378

Non-GAAP dilution from the transactions
Notes	—	739	1,287	1,752
Convertible bond hedge (d)	—	(739)	(1,287)	(1,752)
Warrants	—	—	—	626
Total Non-GAAP dilution from the transactions	—	—	—	626

(a)	At a quarterly average share price below the initial conversion price of $96.89 per share, there is no GAAP or Non-GAAP dilution from the Notes, warrants or convertible bond hedge.

(b)
Using the treasury stock method, the Notes will become dilutive for GAAP purposes if the Company's quarterly average share price exceeds $96.89. For illustrative purposes, using a midpoint of the range between the initial conversion price of $96.89 and Warrant Transaction Price of $130.43, the GAAP dilution at a quarterly average share price of $113.66 would be calculated as (i) the number of underlying shares of the Notes of 5.005 million multiplied by (ii) (a) the excess of the quarterly average stock price as compared to the initial conversion price divided by (b) the quarterly average stock price. The treasury stock method is also used to calculate dilution for the warrants and as a result, there is no dilution from the warrants in the calculation until the quarterly average stock price exceeds the Warrant Transaction Price (see footnote (c) below).

(c)
The warrants will become dilutive if the quarterly average share price exceeds the Warrant Transaction Price of $130.43. The dilution at a quarterly average share price of $149.06 would be calculated as (i) the number of underlying shares of the Notes of 5.005 million multiplied by (ii) (a) the excess of the quarterly average stock price as compared to the Warrant Transaction Price divided by (b) the quarterly average stock price.

(d)	The convertible bond hedge is expected to offset the economic dilution that would occur on the conversion of the Notes.

The Company is subject to counterparty risk with respect to the convertible note hedge transactions. The hedge counterparties are financial institutions, and the Company will be subject to the risk that they might default under the convertible note hedge transactions. Dycom's exposure to the credit risk of the hedge counterparties will not be secured by any collateral. If a hedge counterparty becomes subject to insolvency proceedings, the Company will become an unsecured creditor in those proceedings with a claim equal to its exposure at that time under its transactions with that hedge counterparty. The Company's exposure will depend on many factors but, generally, the increase in its exposure will be correlated to the increase in the market price and in the volatility of its common stock. In addition, upon a default by a hedge counterparty, the Company may suffer adverse tax consequences and more dilution than it currently anticipates with respect to its common stock. The Company can provide no assurances as to the financial stability or viability of any hedge counterparty.

Non-GAAP Measures

Certain disclosures contained within Item 7.01 of this Current Report on Form 8-K contain Non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. Because all companies do not use identical calculations, the presentation of these Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. The Company believes these Non-GAAP financial measures provide information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate impact on the Company's results of operations in any particular period. Additionally, the Company uses these Non-GAAP financial measures to evaluate its past performance and prospects for future performance.

The information in the preceding paragraphs shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, including statements regarding the outlook for the Company. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Current Report on Form 8-K. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company's customers, its ability to effectively execute business and capital plans, changes in general economic and market conditions, including the stock market, whether the carrying value of the Company's assets may be impaired, and the other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Company does not undertake to update forward looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 28, 2015

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ H. Andrew DeFerrari
Name:	H. Andrew DeFerrari
Title:	Senior Vice President and Chief Financial Officer